STEVEN H. FELDERSTEIN, State Bar No. 056978
PAUL J. PASCUZZI, State Bar No. 148810
FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI LLP
400 Capitol Mall, Suite 1450
Sacramento, CA  95814
Telephone: (916) 329-7400
Facsimile: (916) 329-7435

Attorneys for Consolidated Debtor

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA

SACRAMENTO DIVISION

In re: LARGE SCALE BIOLOGY CORPORATION, et al. Consolidated Debtor. Tax ID #77-0154648	CASE NO. 06-20046-A-11 Jointly Administered Chapter 11 DCN: FWP-44 Date: September 4, 2007 Time: 9:00 a.m. Crtrm: 28

MOTION TO APPROVE AUCTION PROCESS, SALE AND ASSIGNMENT OF CERTAIN PATENTS, PATENT APPLICATIONS AND RELATED ASSETS FREE AND CLEAR OF INTERESTS AND RELATED RELIEF

Large Scale Biology Corporation, et al. (“LSBC” or “Consolidated Debtor”), files this motion to approve an auction process and the sale and assignment of all the Consolidated Debtor’s right, title and interest in and to certain patents and patent applications relating to the production of Peptides in Plants as Viral Coat Protein Fusions or Chemical Conjugation and Assembly as well as the inventions that were claimed and disclosed in such patents and patent applications (the “VCP Assets”), free and clear of interests (the “Motion”), and in support of this Motion, respectfully represents:

JURISDICTION

1.           The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 1334 and 157.  This matter concerns the administration of the bankruptcy estates herein, and accordingly, this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (O).  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  The statutory basis for relief is 11 U.S.C. §§ 105, 363, and 365.  Federal Rules of Bankruptcy Procedure 2002, 6004 and 9014 are applicable to this proceeding.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

2.           LSBC filed its bankruptcy petition on January 9, 2006.  LSBC’s case is jointly administered with the cases of its two subsidiaries, Large Scale Bioprocessing, Inc, and Predictive Diagnostics, Inc., pursuant to order of the Court.  The Debtors’ First Amended Joint Plan of Liquidation, as modified, was confirmed by order of this Court entered October 12, 2006, and went effective on October 23, 2006 (the “Plan”).  The Plan provides in section 6.3 that transactions outside the ordinary course of business shall be approved by the Court, except transactions that have a net effect of less than $25,000.  Because this transaction is expected to have a net effect of more than $25,000, the Consolidated Debtor files this Motion for Court approval.

RELIEF REQUESTED

3.           The Consolidated Debtor respectfully requests the Court enter an order:

a.           Approving the auction process set forth herein, whereby the Consolidated Debtor will auction the VCP Assets at the hearing on the Motion, and have the Court confirm the sale on the same date;

b.           Authorizing the Consolidated Debtor to enter into the VCP Asset Purchase Agreement, a true and correct copy of which is attached as Exhibit A to the Exhibit document filed herewith, with the buyer for the sale of the VCP Assets;

c.           Approving the Consolidated Debtor’s assignment of the VCP Assets contained in the VCP Patent Assignment, a true and correct copy of which is attached as Exhibit B to the Exhibit document filed herewith;

d.           Approving the assignment of the Scottish Crop Research Institute License Agreement dated June 10, 2004, pursuant to the VCP Assignment and Assumption of License Agreement attached to the VCP Asset Purchase Agreement;

e.           Transferring the VCP Assets pursuant to Bankruptcy Code section 363(f) free and clear of all the following interests:

i.           Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to the intellectual property or have been satisfied in full;

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

ii.           The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale;

iii.           Any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise;

iv.           Any and all liens, claims, interests, and encumbrances of any person served with the Motion on the ground that such liens are in bona fide dispute; and

v.           All unrecorded liens to the extent such liens were required to be recorded to be perfected on the intellectual property.

f.           Considering any overbids presented at the hearing on this Motion if a lead bidder is identified prior to the hearing on the Motion, in accordance with the court approved Sale Procedures or as otherwise ordered by the Court, and reserving the right to continue the hearing on this Motion if more time is needed for overbids;

g.           Considering bids on the VCP Assets in connection with sales of other assets set forth in any pending motions filed by the Consolidated Debtor; and

h.           For such other and further relief as is just and appropriate in the circumstances of this case.

BACKGROUND FACTS SPECIFIC TO MOTION

4.           LSBC is a biotechnology company, founded in 1987 to use new methods of genetic engineering to produce pharmaceutical proteins and vaccines at a lower cost than is possible with traditional manufacturing methods.

5.           The confirmed Plan provides for the liquidation of all of the assets of the estate.  One of the main categories of asset groups owned by the estate and available for payment of claims against the estate is the VCP Assets.  Because this asset group is a significant asset of the estate and maximizing the value of it is an important aspect of the results to parties in interest in the case, the Court pre-approved the bidding procedures for the sales of the VCP Assets at the July 2, 2007 hearing.  A true and correct copy of the Order Approving Sale Procedures for Sale of Viral Coat Protein and Geneware is attached as Exhibit D to the Exhibit document filed herewith.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

6.           At the time of the filing of the motion to approve the Sale Procedures, the Consolidated Debtor believed it had a specific buyer for the VCP Assets.  Since that time, the Consolidated Debtor and the buyer have not been able to reach agreement on all the necessary terms to bring the matter before the Court for approval on a timely basis.  Since the Consolidated Debtor has identified other interested parties for the VCP Assets that have expressed reluctance to be the lead bidder, the Consolidated Debtor has determined that it is in the best interests of the estate to hold an auction for the VCP Assets and ask the Court to confirm the sale at the same hearing so that the VCP Assets can be sold.

7.           LSBC is the owner of all right, title and interest in and to the certain patents and patent applications relating to the production of Peptides in Plants as Viral Coat Protein Fusions or Chemical Conjugation and Assembly as well as the inventions that were claimed and disclosed in such patents and patent applications and certain licenses related to the patents, all as more specifically described in the Asset Purchase Agreement attached as Exhibit A to the Exhibit document filed herewith and in the Patent Assignment attached as Exhibit B to the Exhibit document (collectively the “VCP Assets”).

PROPOSED AUCTION PROCEDURES

8.           The Consolidated Debtor proposes the following procedures (“Bid Procedures”) for submission of bids (a bid submitted in accordance with the following procedures shall be deemed a “Qualified Bid”) for the VCP Assets:

a.           Any party that desires to bid on the VCP Assets must deliver, not later than 12:00 noon Pacific Time, on August 27, 2007, (the “Bid Deadline”), a copy of the initial written purchase offer to the Consolidated Debtor which shall include the following terms:

a.         The prospective purchaser offers to purchase the VCP Assets on terms and conditions substantially the same as those set forth in the Asset Purchase Agreement attached to the Exhibit Document filed herewith as Exhibit A, including but not limited to the minimum bid price of at least $400,000;

b.         The prospective purchaser’s offer is irrevocable until such offer is determined not to be the highest and best bid received by the Consolidated Debtor;

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

c.         The prospective purchaser does not request or assert an entitlement to any break-up fee, termination fee, expense reimbursement or similar type of payment (unless such bidder and the Consolidated Debtor agree that such bidder shall be the lead bidder at the hearing on this Motion subject to overbids);

b.           By August 27, 2007, each prospective purchaser must pre-qualify by providing evidence in the form reasonably required by the Consolidated Debtor, that the prospective purchaser has the available financial resources, the ability and the authority to promptly complete the transactions contemplated by the Asset Purchase Agreement (with such evidence to be supplemented during the sale hearings if the further bidding substantially exceeds the initial offer), and to provide adequate assurance of future performance under any contracts to be assumed;

c.           By August 27, 2007, each prospective purchaser must provide written evidence to the Consolidated Debtor that an amount equal to 10% of the prospective purchaser’s offer (which will be at least as much as the minimum bid of $400,000) has been placed in escrow in the trust account of the bidder’s attorney, which deposit shall be non-refundable (unless the Consolidated Debtor materially breaches its obligations), in the event such prospective purchaser is determined by the Court to be the successful bidder;

9.           At the hearing on this Motion, the Consolidated Debtor will confirm approval of the above auction procedures.  The Consolidated Debtor will ask the Court supervise overbidding starting from the then highest Qualified Bid.  At that time, the Consolidated Debtor and the Court may entertain offers to purchase the VCP Assets separately, or in combination with any other assets that are subject to pending motions to sell.

10.           Upon approval of a purchaser as the winning bidder, such purchaser will be required to make the deposits required and perform under the Court approved terms of the Assets Purchase Agreement.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

SUMMARY OF ASSET PURCHASE AGREEMENT

11.           Under the Asset Purchase Agreement, the VCP Assets include all of the Consolidated Debtor’s right, title and interest in and to the certain patents and patent applications relating to the production of Peptides in Plants as Viral Coat Protein Fusions or Chemical Conjugation and Assembly as well as the inventions that were claimed and disclosed in such patents and patent applications, all as more specifically described in Exhibit A-1 of the Patent Assignment annexed to the Asset Purchase Agreement.  The sale also includes the license agreement as identified and to the extent set forth on Schedule 2.1 (I) of the Asset Purchase Agreement, (i.e. the License Agreement by and between LSBC and the Scottish Crop Research Institute (“SCRI”), dated as of June 10, 2004 and amended as of November 1, 2005, granting a non-exclusive, worldwide, royalty-bearing license to practice the LSBC Patents in the Fungicide Field and the Insecticide Field (the “SCRI License”).1  The sale also includes all Approvals, as defined in the Asset Purchase Agreement, including all permits, licenses, franchises, certificates, authorizations, consents and approvals obtained from or issued by any governmental entity to the Consolidated Debtor relating to the VCP Assets, except for the Approvals listed on Schedule 1.01(c) of the Asset Purchase Agreement.  Finally, the sale includes all Documentation, as defined in the Asset Purchase Agreement, including all Patent (applications and issued patents) files and other files, drawings, and specifications, relating to the Patents and contract administration files relating to the License Agreement to the extent they are separate and distinct from other like documents, materials and information held or maintained by Seller (other than financial journals, ledgers, attorney-client communications or tax returns).  APA § 1.01.

1    The SCRI License was assumed by the Consolidated Debtor in the Plan, and is to be assigned to the buyer under the Asset Purchase Agreement, with the buyer assuming all obligations there under arising from the date of the assignment.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

12.           The Asset Purchase Agreement provides certain representations and warranties by the Consolidated Debtor.  Except as disclosed on Exhibit A-1 to the Patent Assignment and except as discernable from a reasonable search of the publicly available records in the governmental or filing offices where the patents were issued or pending as of the date of the Asset Purchase Agreement, the Consolidated Debtor represents that it has not waived, released, assigned, licensed, sublicensed or abandoned any of its rights with respect to the VCP Assets or permitted any of such rights to lapse.  APA § 2.06.  Section 2.08 provides that except as provided in Schedule 2.1 or in Exhibit A-1 to the Patent Assignment, the Consolidated Debtor has good and marketable title to the VCP Assets free and clear of all liens, claims, interests and encumbrances of any nature whatsoever (collectively, “Liens”).  Section 2.08 further provides that except as disclosed in Schedule 2.1, there are no commercialization (i.e., not merely a research license or development license without the option to commercialize), exclusive or material contracts, agreements, leases, licenses or other commitments relating to the VCP Assets.  On the Closing Date, the Consolidated Debtor will transfer to the buyer good and marketable title to the VCP Assets free and clear of all Liens, subject to the exceptions disclosed.  APA § 2.08.  Section 2.10 provides that the Consolidated Debtor has delivered to Buyer Exhibit A-1 to the Patent Assignment containing a list of the VCP Assets showing their status as of May 30, 2007, but without any representation regarding the current status of such VCP Assets.  Except as otherwise set forth in Section 2.08 of the Asset Purchase Agreement, the Consolidated Debtor makes no representations or warranties regarding the status or validity of any of the VCP Assets or of the existence or payment of the necessary application, registration, maintenance and renewal fees in connection therewith or that certificates in connection with the VCP Assets have been filed with the relevant authorities for the purposes of applying for and maintaining the Patents.  APA § 2.10.  As indicated herein and in the Asset Purchase Agreement, the Consolidated Debtor must transfer the VCP Assets free and clear of liens, claims, interests and encumbrances.  This is an important aspect of the transaction, and other contemplated transactions, since the purchase price is substantial and given the Consolidated Debtor’s need to obtain the maximum value from the assets of the estates.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

13.           Section 2.09 of the Asset Purchase Agreement provides other terms regarding the status of existence of the VCP Assets.  Section 2.09 provides as follows:  Schedule 2.1 lists the license agreements relating to the Patents that are existing and in effect or are under negotiation; and the Consolidated Debtor has delivered to the buyer copies of each such existing agreement. The SCRI License listed in Schedule 2.1 (I) is included in the VCP Assets.  The sale of the VCP Assets will be subject to the SCRI License, as well as the rights retained by the Consolidated Debtor as listed in Schedule 2.1(II), including the retention of rights relating to the Consolidated Debtor’s proprietary human papilloma virus vaccines described in Schedule 2.1 (II.1) and the Collaboration and License Agreement between Seller (then known as Biosource Technologies, Inc.) and The Dow Chemical Company and Dow AgroSciences LLC (collectively, "Dow") described in Schedule 2.1 (II.2) (the "Dow Agreement"). The Consolidated Debtor represents that the SCRI License is in full force and effect and is enforceable against the Consolidated Debtor and all other parties thereto in accordance with its terms; and to the best of the Consolidated Debtor's knowledge, the Consolidated Debtor and each other party to such agreement is in compliance with the SCRI License in all material respects.

14.           Section 2.09 of the Asset Purchase Agreement provides further that the buyer acknowledges that the assignments of Patents contemplated by the Asset Purchase Agreement will be subject to and limited by the SCRI License and by the license granted to Dow pursuant to the Dow Agreement with respect to one or more of the Patents.  Certain of the Patents, being those Patents listed under the heading “Coat Protein Fusion Vectors” on Exhibit A (at page 12 thereof) to the Dow Agreement and any reissues, or reexaminations, continuations, divisionals, continuations-in-part (if the same matter is claimed), or corresponding foreign applications (collectively the “VC/Dow Patents”), are subject to the Dow Agreement; however, Buyer is assuming no obligation and will have no duties, obligations or liabilities whatsoever under or relating to the Dow Agreement, except that Buyer agrees not to enforce the VC/Dow Patents or to assert any claim for infringement against Dow to the extent of the license under and to the VC/Dow Patents granted by Seller to Dow pursuant to the Dow Agreement, as more fully detailed and described in the Consent (as defined in 5.02(g) below).  APA § 2.09.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

15.           The Asset Purchase Agreement provides that certain assets are excluded.  Schedule 2.1(II) states that the Consolidated Debtor retains the right to grant or the grant of a Commercial License under the VCP Assets to permit the acquirer of the Consolidated Debtor’s rights and data package relating to LSBC’s proprietary human papilloma virus vaccines (“Proprietary End Products”), including rights or data arising under the Collaborative Research Agreement by and between the Consolidated Debtor and the University of Louisville Research Foundation, Inc., to practice the technology described in the VCP Assets as necessary to produce such Proprietary End Products or to conduct its business related thereto.  In addition, the Consolidated Debtor retains the Collaboration and License Agreement, by and between Biosource Technologies, Inc. (an affiliate or predecessor in interest to LSBC), the Dow Chemical Company and Dow AgroSciences LLC (collectively “Dow”), dated as of September 1, 1998 as amended and supplemented by Memorandum Agreement, dated as of October 24, 2001.  The Dow Agreement includes provisions for exclusivity and non-exclusivity and both out-licensing and in-licensing of technology and includes certain viral coat patents (as defined in this Asset Purchase Agreement, the “VC/Dow Patents”) within the scope of the license, that burden or apply to the VCP Assets to be sold to the buyer.  The Dow Agreement will not be assigned to the buyer and no rights of the Consolidated Debtor under the agreement will be transferred to the buyer, and the buyer will have no duties, obligations or liabilities whatsoever under or relating to the Dow Agreement, except that the buyer, under, pursuant to and in accordance with the Consent annexed to the Asset Purchase Agreement, will agree not to enforce the VC/Dow Patents against Dow to the extent of the license under and to the VC/Dow Patents granted by the Consolidated Debtor to Dow pursuant to the Dow Agreement.  APA Schedule 2.1.  However, such Consent is not a condition to closing as it is excluded as documentation necessary to closing if it is not available after the Consolidated Debtor exercises commercially reasonable efforts to obtain it.  APA § 5.02(g).

16.           The Asset Purchase Agreement provides for a closing date of within five (5) business days after the order approving this Motion has become final and non-appealable, but in any event no later than September 21, 2007.  APA § 5.01.

17.           The Consolidated Debtor reserves the right to identify a stalking horse bidder prior to the hearing on this Motion and proceed at the hearing with overbids starting from the stalking horse bid on the same terms set forth herein, with a reasonable break up fee to reimburse such stalking horse bidder for its reasonable expenses incurred in conducting due diligence and taking the role of the stalking horse bidder.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

DISCUSSION

18.           Section 363(b) of the Bankruptcy Code empowers a trustee to “…sell,…other than in the ordinary course of business, property of the estate.”  11 U.S.C. § 363(b).  In considering a proposed sale, courts look at whether the sale is in the best interests of the estate based on the facts and the history of the case.  In re America West Airlines, 166 B.R. 908, 912 (Bankr. D. Ariz. 1994) (citing In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983)); see also, In re Mozer, 302 B.R. 892, 897 (C.D.Cal. 2003) (sale must be fair, equitable, and in the best interests of the estate).  This requires an examination of the “business justification” for the proposed sale.  In re 240 North Brand Partners, Ltd., 200 B.R. 653 (9th Cir. BAP 1996); In re Wilde Horse Enterprises, Inc., 136 B.R. 830 (Bankr. C.D. Cal. 1991); In re Ernst Home Center, Inc., 209 B.R. 974 (Bankr. W.D. Wash. 1997).  The Trustee has “broad power” under section 363 to sell property of an estate, and indicates that “the manner of sale is within the discretion of the Trustee….”  In re The Canyon Partnership, 55 B.R. 520, 524 (Bankr. S.D. Cal. 1985).

19.           Section 365(f)(2) provides that an executory contract can be assigned so long as it is assumed and adequate assurance of future performance by the assignee is provided.  11 U.S.C. § 365(f).  Here, the assignment agreement obligates the buyer to perform any and all of the outstanding obligations owed under the SCRI License being assigned.  As part of the showing a prospective purchaser must make to qualify, it must show it has the ability to perform under the Asset Purchase Agreement and provide adequate assurance of future performance.

20.           In the alternative, the SCRI License is not an executory contract.2  Under the provision of 11 U.S.C. § 365(a), a contract is executory “if performance is due to some extent on both sides.”  Lubrizol Enterprises, Inc., v. Richmond Metal Finishers, Inc., 756 F.2d 1043, 1045 (4th Cir. 1985) (citing NLRB v. Bildisco and Bildisco, 465 U.S. 513 (1984)).  Section 365 is a two-step inquiry which requires a court to determine whether the contract is executory, and then, whether its rejection “would be advantageous to the bankrupt.”  Lubrizol, 756 F.2d at 1045.  In the initial inquiry of finding an executory contract, the authoritative “Countryman test” requires a finding of a “contract under which the obligation of both the [debtor] and the other party to the contract are so far unperformed that the failure of either to complete performance would constitute a material breach excusing the performance of the other.”  Kaye v. A.R.E. Distribution & Alpine Records, LLC (In re Value Music Concepts, Inc.), 329 B.R. 111, 122-23 (Bankr.N.D.Ga. 2005) (citations omitted).  Various courts which have applied the “Countryman test” have found that license agreements are executory agreements.

2   In the Notice of Executory Contracts Being Assumed or Rejected in connection with confirmation of the Plan, the Consolidated Debtor made the following reservation of rights:  “By filing these lists, the Debtors to not admit or concede that any of the items listed on the attached are executory contracts within the meaning of section 365 of the Bankruptcy Code.  The Debtors reserve the right to argue at a future date that any item (other than a lease) on these lists is an asset of the estate that was not rejected, that remains property of the estate, and is unaffected by confirmation of the Plan.”  See Request for Judicial Notice, Exhibit A, filed herewith.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

 Generally speaking, a license agreement is an executory contract as such is contemplated in the Bankruptcy Code .… This is so because each party remains obligated under the agreement—the licensor not to sue for infringement and the licensee to use the patent in accordance with the terms of the agreement.

Buena Vista Television v. Adelphia Communications Corp. (In re Adelphia Communications Corp.), 307 B.R. 404, 428 (Bankr.S.D.N.Y. 2004) (quoting In re Novon International, Inc., 2000 U.S. Dist. LEXIS 5169 (W.D.N.Y. 2000)); see also Everex Systems, Inc. v. Cadtrak Corp. (In re CFLC, Inc.), 89 F.3d 673, 677 (9th Cir. 1996).  Typically, a technology licensing agreement involves continuing “core” obligations such as ongoing notification of further licensing, defense in patent infringement suits, and accounting for and payment of royalties.  See Lubrizol, 756 F.2d at 1045-46.  A breach of such duties has been found by courts to constitute a material breach of the agreement.  Id.  In contrast, limited obligations of making payments of money to the other party, or of canceling indebtedness are not deemed executory.  Id.

21.           The United States Court of Appeals for the Ninth Circuit does not subscribe to a universal rule that considers all licensing agreements as executory contracts.  Rather, an analysis under Section 365 requires a focus on the “particular rights and duties of each contracting party.  The existence of substantial and unperformed obligations on both sides determines this issue.”  In re Qintex Entertainment, Inc., 950 F.2d 1492, 1496 (9th Cir. 1991) (citing to In re Stein and Day, Inc., 81 B.R. 263, 267 (Bankr.S.D.N.Y. 1988) for the holding that there is no executory contract when a licensor completed his contractual obligations before the date of the bankruptcy filing and did not owe further material duties to the licensee).

22.           Here, a review of the SCRI License being assigned to the buyer shows that any continuing obligations thereunder are not sufficiently material to render the SCRI license an executory contract.  The Consolidated Debtor’s only material obligation under the license was to grant a non-exclusive license under the specified patents, in return for the licensee’s payment of licensee fees and/or royalties.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

23.           The confirmed Plan provides for the Consolidated Debtor to complete the orderly liquidation of the Consolidated Debtor’s business and assets, including possible sale as a whole to one purchaser or the sale of related business units, and to distribute the proceeds consistent with the requirements of the Bankruptcy Code and orders of the Bankruptcy Court previously entered in the cases.

24.           In order to achieve this goal, the Consolidated Debtor employed Venturi & Company LLC (“Venturi”) as its investment bankers to:

a.           Assist the Consolidated Debtor in formulating the marketing strategy related to the sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor;

b.           Prepare information materials highlighting the investment considerations of the Consolidated Debtor and/or all of its businesses and/or assets to third parties, as appropriate;

c.           Identify, classify and contact third parties and facilitate their due diligence by responding to inquiries and providing additional information, as appropriate; and

d.           Evaluate offers, assist in negotiations and review and analyze any securities or other consideration offered to the Consolidated Debtor in connection with a sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor.

25.           Venturi has been actively marketing the Consolidated Debtor’s assets since September 12, 2006.  Since then, Venturi has worked with LSBC’s former officers and employees to identify potential purchasers for all of the primary asset categories listed in the Plan and Disclosure Statement.  Numerous contacts have been made with most of the targeted potential purchasers.  In this process, Venturi has made contacts and solicited offers from over 175 strategic and financial parties, including prospective purchasers in other countries.  Despite this extensive marketing program and the substantial efforts of Venturi, only a small number of qualified parties expressed interest in the VCP Assets.  At this point, it is the Consolidated Debtor’s informed opinion, after consultation with Venturi and special counsel, that the auction proceeding set forth herein is the best way to obtain the maximum value and obtain the highest and best offer for the VCP Assets.  The Consolidated Debtor will serve this Motion on the other prospective purchasers and encourage them to participate in the auction process.  See Declaration of Lindsay Hoover filed in support of this Motion.  Moreover, prospective purchasers were sent a copy of the motion to approve the Sale Procedures when it was filed on or about June 15, 2007, so they have had notice since then that the hearing on the sale of the VCP Assets would occur on or after July 23.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

26.           Since the Plan was confirmed, the Consolidated Debtor has been working diligently to solicit offers for the assets of the estate.  Each month, however, the Consolidated Debtor incurs significant costs for maintaining the patents, rent for its offices, and fees for the investment bankers.  Given the level of interest for the VCP Assets and the ongoing operating costs, the Consolidated Debtor believes that there is no further benefit to the estate by delaying the sale of the VCP Assets in the hope that some other party might be interested at a future date.  While the initial sale price is less than the projected value in the disclosure statement, there continues to be the prospect of potential overbids that may increase the price significantly.  Thus, the appropriate business justification for the sale of the VCP Assets on the terms and conditions set forth in the Asset Purchase Agreement exists and the Court should approve the sale, subject to overbids, as fair, equitable, and in the best interests of the estate.

27.           The Asset Purchase Agreements require that the VCP Assets be transferred to the purchaser free and clear of all liens, claims and encumbrances.  APA §§ 2.08 and 7.01(b).  The Consolidated Debtor contends that any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, either do not attach to the VCP Assets or have been satisfied in full based on prior Court approved transactions.  With respect to the lien of Woodlawn Foundation, the Consolidated Debtor’s landlord, the court approved settlement agreement provides for its consent to any sales of assets, and Woodlawn’s lien will attach to the proceeds of sale.  The Consolidated Debtor contends that any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise and any and all liens, claims, interests, and encumbrances of any person served with the Motion either do not attach to the VCP Assets or have been satisfied in full.  In addition, the sale should be free and clear of any and all unrecorded liens that were required to be recorded to be validly perfected on the VCP Assets.  To the extent any party disagrees with the Consolidated Debtor on any of these points, the claimed liens, claims, encumbrances, and interests are subject to a bona fide dispute.  See Declaration of Randy Sugarman filed herewith.  To be a bona fide dispute under section 363(f)(4), there must be an objective basis for either a factual or legal dispute as to the validity of the debt.  In re Octagon Roofing, 123 B.R. 583, 590 (Bankr. N.D. Ill. 1991); In re Collins, 180 B.R. 447, 452 (Bankr. E.D.Va. 1995).  To qualify as a bona fide dispute, the propriety of the lien does not have to be the subject of an immediate or concurrent adversary proceeding.  In re Gaylord Grain L.L.C., 306 B.R 624, 627-28 (8th Cir. BAP 2004).  The sale should be approved free and clear of any such interests with such interests attaching to the sale proceeds.

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

28.           This Motion is supported by the Declaration of Lindsay Hoover from Venturi & Company and the Declaration of Randy Sugarman, the Plan Administrator.

WHEREFORE, the Consolidated Debtor respectfully requests this Court enter an order as follows:

1.           Approving the auction process set forth herein, whereby the Consolidated Debtor will auction the VCP Assets at the hearing on the Motion, and have the Court confirm the sale on the same date;

2.           Authorizing the Consolidated Debtor to enter into the VCP Asset Purchase Agreement, a true and correct copy of which is attached as Exhibit A to the Exhibit document filed herewith, with the buyer for the sale of the VCP Assets;

3.           Approving the Consolidated Debtor’s assignment of the VCP Assets contained in the VCP Patent Assignment, a true and correct copy of which is attached as Exhibit B to the Exhibit document filed herewith;

4.           Approving the assignment of the Scottish Crop Research Institute License Agreement dated June 10, 2004, pursuant to the VCP Assignment and Assumption of License Agreement attached to the VCP Asset Purchase Agreement;

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS

5.           Transferring the VCP Assets pursuant to Bankruptcy Code section 363(f) free and clear of the following interests:

a.      Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to the intellectual property or have been satisfied in full;

b.           The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale;

c.           Any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise;

d.           Any and all liens, claims, interests, and encumbrances of any person served with the Motion on the ground that such liens are in bona fide dispute; and

e.           All unrecorded liens to the extent such liens were required to be recorded to be perfected on the intellectual property.

6.           Considering any overbids presented at the hearing on this Motion in accordance with the Court approved Sale Procedures and reserving the right to continue the hearing on this Motion if more time is needed for overbids;

7.           Considering bids on the VCP Assets in connection with sales of other assets set forth in any pending motions filed by the Consolidated Debtor; and

8.           For such other and further relief as is just and appropriate in the circumstances of this case.

Dated:  August 7, 2007

FELDERSTEIN FITZGERALD WILLOUGHBY & PASCUZZI LLP

By:	/s/ Paul J. Pascuzzi
PAUL J. PASCUZZI
Attorneys for Consolidated Debtor

MOTION TO APPROVE AUCTION, SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS